UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2015

REYNOLDS AMERICAN INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 13, 2015, Reynolds American Inc. (“RAI”) issued a press release announcing the expiration and final results, as of 5:00 p.m., New York City time, on July 10, 2015, of its previously announced private offers (the “Exchange Offers”) to issue its new senior notes (the “RAI Notes”) in exchange for any and all (to the extent held by eligible holders) of the $3.5 billion aggregate principal amount of the outstanding senior notes originally issued by Lorillard Tobacco Company (the “Lorillard Tobacco Notes”), and of its related solicitation of consents from the eligible holders of the Lorillard Tobacco Notes to amend the indenture governing such notes (the “Consent Solicitations”). RAI also announced that the settlement of the Exchange Offers is expected to occur on Wednesday, July 15, 2015. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Neither the press release filed herewith nor this Current Report on Form 8-K is an offer to sell or the solicitation of an offer to buy the RAI Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The Exchange Offers have not been and will not be registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. The Exchange Offers and Consent Solicitations have expired, and are no longer open to participation by any holders of Lorillard Tobacco Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued on July 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 13, 2015

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on July 13, 2015